UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2015, ISA Real Estate LLC, the wholly-owned subsidiary of Industrial Services of America, Inc. (the “Company”), entered into an Offer to Purchase Real Estate (the “Purchase Contract”) with LK Property Investments, LLC (the “Purchaser”), an entity principally owned by Daniel M. Rifkin, CEO of MetalX LLC, a scrap metal recycling company headquartered in Waterloo, Indiana, and the principal owner of Recycling Capital Partners, LLC (“RCP”). Pursuant to the Purchase Contract, on April 30, 2015, the Purchaser purchased a 4.4 acre parcel of real estate (the “Parcel”) from ISA Real Estate LLC for a purchase price of $1,000,000.  The Company expects to use the proceeds from the Purchase Contract primarily for debt reduction and working capital.

Also on April 30, 2015, the Company entered into a Lease Agreement (the “Lease”) with the Purchaser pursuant to which the Company will lease a portion of the Parcel.  The Lease terminates on April 14, 2019, but the Company has the right to vacate the leased premises upon 90 days notice to the Purchaser; the Lease would then terminate immediately upon the Company’s vacation of the leased premises.  During the term of the Lease, the Company is required to pay rent to the Purchaser in the amount of $3,000 per month.  The Company is required to reimburse the Purchaser for 40% of the property taxes on the Parcel during the term.

The Lease contains other standard provisions, including customary representations, warranties, agreements and covenants, as are generally found in commercial leases of this type.

In June 2013, the Company entered into a Securities Purchase Agreement with RCP pursuant to which the Company issued RCP 857,143 shares of the Company’s commons stock for an aggregate purchase price of $3,000,000.50.  In connection with the Securities Purchase Agreement, the Company also issued to RCP a five-year warrant to purchase 857,143 additional shares of the Company’s common stock having an exercise price of $5.00 per share.  Also in connection with the Securities Purchase Agreement, the Company entered into a Director Designation Agreement with RCP under which RCP has the right to designate, and require the Company’s Board to appoint, up to two directors. As of the date of this report, RCP had not exercised this right.

The Company sells scrap material to MetalX LLC in the ordinary course of business. During 2014, the Company sold scrap material in the amount of $1.7 million to MetalX LLC.

There are no material relationships between the Company or any of its subsidiaries and the Purchaser other than in respect of the matters disclosed herein.

The foregoing descriptions of the Purchase Contract and the Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Contract and Lease, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Offer to Purchase Real Estate dated April 30, 2015 from LK Property Investments, LLC to ISA Real Estate LLC.

10.2	Lease Agreement dated April 30, 2015 by and between Industrial Services of America, Inc. and LK Property Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	May 6, 2015	By:	/s/ Todd Phillips
Todd Phillips
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Offer to Purchase Real Estate dated April 30, 2015 from LK Property Investments, LLC to ISA Real Estate LLC.

10.2	Lease Agreement dated April 30, 2015 by and between Industrial Services of America, Inc. and LK Property Investments, LLC.